AGREEMENT AND PLAN OF REORGANIZATION

by and among

Estream, Inc. a Nevada corporation

(formerly Probook, Inc.)

and

Estream Wireless Networks, Inc.

a Nevada corporation

and

Shareholders of Estream Wireless Networks, Inc.

Effective as of July 10, 2002

AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into this 10th day of July, 2002, by and among Estream, Inc., a Nevada corporation (“ESTREAM”) and Estream Wireless Networks, Inc., a Nevada corporation, (“EWN”) and the shareholders of Estream Wireless Networks, Inc. (collectively, the “Shareholders.”)

Premises

     A. This Agreement provides for the reorganization of EWN with ESTREAM and in connection therewith, the exchange of the outstanding common stock of EWN for shares of common voting stock of ESTREAM, all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368 of the Internal Revenue Code of 1986, as amended.

     B. The Shareholders own 100% of the issued and outstanding capital stock of EWN. The board of directors of EWN with respect to EWN, the board of directors of ESTREAM with respect to ESTREAM, and the Shareholders have determined, subject to the terms and conditions set forth in this Agreement, that the exchange of shares contemplated hereby, is desirable and in the best interests of the stockholders of EWN and ESTREAM. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed exchange.

Agreement and Plan of Reorganization

Agreement

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS AND WARRANTIES OF EWN

     As an inducement to and to obtain the reliance of ESTREAM, EWN and the Shareholders represent and warrant as follows:

     Section 1.1 Organization. EWN is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the EWN Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of EWN as in effect on the date hereof. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of EWN’s articles of incorporation or bylaws. EWN has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 1.2 Capitalization. The authorized capitalization of EWN consists of 75,000,000 common shares, par value $.001 per share. As of the date hereof there are 9,430,400 common shares of EWN issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. EWN has no other securities, warrants or options authorized or issued other than as set forth in the EWN Schedules.

     Section 1.3 Subsidiaries and Predecessor Corporations. Except as otherwise set forth in the EWN Schedules or as previously provided to ESTREAM, EWN does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

Section 1.4 Financial Statements.

     (a) Included in the EWN Schedules are the audited financial statements of ESTREAM for the period ending December 31, 2001.

Agreement and Plan of Reorganization

     (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The EWN balance sheets present fairly as of their respective dates the financial condition of EWN. EWN did not have as of the date of any of such EWN balance sheets, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of EWN, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

     (c) The books and records, financial and others, of EWN are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

     (d) EWN has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

     Section 1.5 Information. The information concerning EWN set forth in this Agreement and in the EWN Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 1.6 Options and Warrants. Except as set forth in the EWN Schedules, there are no existing options, warrants, calls or commitments of any character to which EWN is a party and by which it is bound.

     Section 1.7 Absence of Certain Changes or Events. Except as set forth in this Agreement, the EWN Schedules, or as otherwise disclosed to ESTREAM:

     (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of EWN; or (ii) any damage, destruction or loss to EWN (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of EWN;

Agreement and Plan of Reorganization

     (b) EWN has not: (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of EWN; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees;

     (c) EWN has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent EWN balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of EWN; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

     (d) to the best knowledge of EWN, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of EWN.

Agreement and Plan of Reorganization

     Section 1.8 Title and Related Matters. EWN has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the “Assets”) which are reflected in the EWN Schedules free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the EWN Schedules. Except as set forth in the EWN Schedules, EWN owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever any and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with EWN’s business. Except as set forth in the EWN Schedules, no third party has any right to, and EWN has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial conditions or income of EWN or any material portion of its properties, assets or rights. The Shareholders have good and marketable title to 100% of the issued and outstanding common shares of EWN which represent all of the capital shares of EWN issued and outstanding and all such common shares are free and clear of any lien or encumbrance and can legally be delivered by the Shareholders without restriction pursuant to the terms and the conditions of this Agreement.

     Section 1.9 Litigation and Proceedings. To the best of EWN’s and the Shareholders’ knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against EWN or affecting EWN or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition or income of EWN. EWN does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.10 Contracts.

     (a) Except as included or described in the EWN Schedules, there are no material contracts, agreements, franchises, license agreements or other commitments to which EWN is a party or by which it or any of its assets, products, technology or properties are bound;

Agreement and Plan of Reorganization

     (b) except as included or described in the EWN Schedules or reflected in the most recent EWN balance sheet, EWN is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which EWN is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $5,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $5,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of EWN; or (viii) contract, agreement or other commitment involving payments by it of more than $5,000 in the aggregate; and

     (c) to EWN’s and the Shareholders’ knowledge, all contracts, agreements, franchises, license agreements and other commitments to which EWN is a party or by which its properties are bound and which are material to the operations of EWN taken as a whole, are valid and enforceable by EWN in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

     Section 1.11 Material Contract Defaults. Except as set forth in the EWN Schedules, to the best of EWN’s and the Shareholders’ knowledge and belief, EWN is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of EWN, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which EWN has not taken adequate steps to prevent such a default from occurring.

     Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which EWN is a party or to which any of its properties or operations are subject.

     Section 1.13 Governmental Authorizations. To the best of EWN’s and the Shareholders’ knowledge, EWN has all licenses, franchises, permits or other governmental authorizations legally required to enable EWN to conduct its business in all material respects as conducted on the date hereof. Except for compliance with provincial, federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by EWN of this Agreement and the consummation by EWN of the transactions contemplated hereby.

Agreement and Plan of Reorganization

     Section 1.14 Compliance With Laws and Regulations. To the best of EWN’s and the Shareholders’ knowledge, except as disclosed in the EWN Schedules, EWN has complied with all applicable statutes and regulations of any provincial, federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of EWN or would not result in EWN’s incurring any material liability.

     Section 1.15 Insurance. All of the insurable properties owned either directly or indirectly by EWN are insured for EWN’s benefit in accordance with the insurance policies disclosed in the EWN Schedules under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date. Insurance exists only to the extent disclosed on such schedules.

     Section 1.16 Approval of Agreement The board of directors and shareholders of EWN have authorized the execution and delivery of this Agreement by EWN and have approved the transactions contemplated hereby.

     Section 1.17 Material Transactions or Affiliations. Except as disclosed herein and in the EWN Schedules, there exists no material contract, agreement or arrangement between EWN and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by EWN to own beneficially, ten percent (10%) or more of the issued and outstanding Common Shares of EWN and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to EWN than terms available from otherwise unrelated parties in arms-length transactions. There are no commitments by EWN, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 1.18 Labor Relations. EWN has never had a work stoppage resulting from labor problems. To the best knowledge of EWN, no union or other collective bargaining organization is organizing or attempting to organize any employee of EWN.

     Section 1.19 Previous Sales of Securities. Since inception, EWN has sold or issued 9,430,400 common shares to investors in reliance upon applicable exemptions from the registration requirements under the laws of the United States and all such sales were made in accordance with the laws of said jurisdiction.

Agreement and Plan of Reorganization

     Section 1.20 EWN Schedules. Upon execution hereof, EWN will deliver to ESTREAM the following schedules, which are collectively referred to as the “EWN Schedules” and which consist of schedules dated as of the date of this Agreement and instruments and data as of such date, all certified by the chief executive officer of EWN as complete, true and correct in all material respects:

     (a) copies of the articles of incorporation, bylaws and all minutes of shareholders’ and directors’ meetings of EWN or such other corporate documentation and records required to maintain EWN in good standing in the State of Nevada;

     (b) a list indicating the names and addresses of the stockholders of EWN, together with the number of shares owned by them;

     (c) copies of all licenses, permits and other governmental authorizations, requests or applications therefore, pursuant to which EWN carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of EWN);

     (d) a list of every debt, mortgage, security interest, pledge, lien, encumbrance or claim of any nature whatsoever in excess of $5,000 as may affect EWN, its properties or assets;

     (e) a list of all executive employees of EWN, including current compensation, with notation as to job description and whether or not such employee is subject to a written contract;

     (f) a description of all real and personal property owned by EWN valued in excess of $5000, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real and personal property;

     (g) copies of all material contracts, leases, agreements or other instruments to which EWN is a party or by which it or its properties are bound;

     (h) the name and location of each bank or other institution with which EWN has an account or safety deposit box and the names of all persons authorized to draw thereon or having access thereto;

     (i) a copy of all material documentation relating to the sale of common shares provided by EWN to its present stockholders;

(j) a list of insurance policies referred to in Section 1.15;

Agreement and Plan of Reorganization

     (k) a description of any material adverse change in the business operations, property, inventory, assets or condition of EWN since incorporation; and

     (l) any other information, together with any required copies of documents required to be disclosed in the EWN Schedules by Sections 1.1 through 1.20.

     EWN shall cause the EWN Schedules and the instruments and data delivered to ESTREAM hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES OF ESTREAM

     As an inducement to, and to obtain the reliance of EWN, ESTREAM represents and warrants as follows:

     Section 2.1 Organization. ESTREAM is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the ESTREAM Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of ESTREAM as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of ESTREAM’s articles of incorporation or bylaws. ESTREAM has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. ESTREAM has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplated.

     Section 2.2 Capitalization. The authorized capitalization of ESTREAM consists of 75,000,000 shares of common stock, par value $0.001 per share. As of the date hereof there are 2,085,000 common shares of ESTREAM issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. ESTREAM has no other securities, warrants or options authorized or issued other than as set forth in the ESTREAM Schedules.

Agreement and Plan of Reorganization

     Section 2.3 Subsidiaries. Except as otherwise set forth in the ESTREAM Schedules or as previously provided to EWN, ESTREAM does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

Section 2.4 Financial Statements.

     (a) Included in the ESTREAM Schedules are the audited financial statements of ESTREAM for the period ending December 31, 2001 and unaudited statements for the three month period ended March 31,2002 .

     (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The ESTREAM balance sheets present fairly as of their respective dates the financial condition of ESTREAM. ESTREAM did not have as of the date of any of such ESTREAM balance sheets, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of ESTREAM, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

     (c) The books and records, financial and others, of ESTREAM are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

     (d) ESTREAM has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

     Section 2.5 Information. The information concerning ESTREAM as set forth in this Agreement and in the ESTREAM Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 2.6 Options and Warrants. Other than as previously disclosed by ESTREAM to EWN and as otherwise included in the ESTREAM Schedules, there are no existing options, warrants, calls or commitments of any character to which ESTREAM is a party and by which it is bound.

Agreement and Plan of Reorganization

     Section 2.7 Absence of Certain Changes or Events. Except as described herein or in the ESTREAM Schedules:

     (a) ESTREAM has not: (i) amended its articles of incorporation or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of ESTREAM; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

     (b) ESTREAM has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been cancelled as of the Closing Date; or (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

     (c) to the best knowledge of ESTREAM, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of ESTREAM.

     Section 2.8 Title and Related Matters. ESTREAM has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the “Assets”) which are reflected in the ESTREAM Schedules free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the ESTREAM Schedules. Except as set forth in the ESTREAM Schedules, ESTREAM owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever any and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with ESTREAM’s business. Except as set forth in the ESTREAM Schedules, no third party has any right to, and ESTREAM has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial conditions or income of ESTREAM or any material portion of its properties, assets or rights.

Agreement and Plan of Reorganization

     Section 2.9 Litigation and Proceedings. There are no actions, suits or proceedings pending or, to the best of ESTREAM’s knowledge and belief, threatened by or against or affecting ESTREAM, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of ESTREAM. ESTREAM does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

Section 2.10 Contracts. On the Closing Date:

     (a) there are no material contracts, agreements, franchises, license agreements, or other commitments to which ESTREAM is a party or by which it or any of its properties are bound.

     (b) ESTREAM is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as ESTREAM can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of ESTREAM; and

     (c) ESTREAM is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of ESTREAM; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

     Section 2.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which ESTREAM is a party or to which any of its properties or operations are subject.

     Section 2.12 Material Contract Defaults. To the best of ESTREAM’s knowledge and belief, ESTREAM is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of ESTREAM, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which ESTREAM has not taken adequate steps to prevent such a default from occurring.

Agreement and Plan of Reorganization

     Section 2.13 Governmental Authorizations. To the best of ESTREAM’s knowledge, ESTREAM has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by ESTREAM of the transactions contemplated hereby.

     Section 2.14 Compliance With Laws and Regulations. To the best of ESTREAM’s knowledge and belief, ESTREAM has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of ESTREAM or would not result in ESTREAM’s incurring any material liability. Further, ESTREAM is, as of the date of this Agreement, a “reporting company” under Section 12 of the Securities Exchange Act of 1934, as amended, and is current in filing all reports required to be filed pursuant to said Act.

     Section 2.15 Insurance. ESTREAM has no insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

     Section 2.16 Approval of Agreement The board of directors of ESTREAM have authorized the execution and delivery of this Agreement by ESTREAM and have approved the transactions contemplated hereby.

     Section 2.17 Material Transactions or Affiliations. As of the Closing Date, there will exist no material contract, agreement or arrangement between ESTREAM and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by ESTREAM to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of ESTREAM and which is to be performed in whole or in part after the date hereof. ESTREAM has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 2.18 Labor Relations. ESTREAM has never had a work stoppage resulting from labor problems. ESTREAM has no employees other than its officers and directors.

     Section 2.19 Previous Sales of Securities. Since inception, ESTREAM has sold or issued 2,085,000 common shares to investors in reliance upon applicable exemptions from the registration requirements under the laws of the United States and all such sales were made in accordance with the laws of said jurisdiction.

Agreement and Plan of Reorganization

     Section 2.20 ESTREAM Schedules. Upon execution hereof, ESTREAM shall deliver to EWN the following schedules, which are collectively referred to as the “ESTREAM Schedules” which are dated the date of this Agreement, all certified by an officer of ESTREAM to be complete, true and accurate:

     (a) complete and correct copies of the articles of incorporation and bylaws of ESTREAM as in effect as of the date of this Agreement;

     (b) copies of all financial statements of ESTREAM identified in Section 2.4(a);

     (c) a list indicating the names and addresses of the stockholders of ESTREAM, together with the number of shares owned by them;

     (d) the description of any material adverse change in the business, operations, property, assets, or condition of ESTREAM since December 31, 2001, required to be provided pursuant to Section 2.7;

     (e) a list of all executive employees of ESTREAM, including current compensation, with notation as to job description and whether or not such employee is subject to a written contract; and

     (f) any other information, together with any required copies of documents, required to be disclosed in the ESTREAM Schedules by Sections 2.1 through 2.20.

     ESTREAM shall cause the ESTREAM Schedules and the instruments to be delivered to EWN hereunder to be updated after the date hereof up to and including the Closing Date. It is specifically acknowledged by ESTREAM that it has no licenses, permits or other governmental authorizations relevant to its business.

ARTICLE III

EXCHANGE PROCEDURE

Section 3.1 Share Exchange.

     (a) Subject to the provisions of Section 3.1(d) hereafter, the Consideration, consisting of the total purchase price payable to the Stockholders in connection with the Agreement and Plan of Reorganization with EWN, shall be delivered and shall consist exclusively of newly issued shares of Common Stock, $.001 par value per share, of ESTREAM (the "Shares") and shall be 8,275,080 shares issued and exchanged on the basis of (.825) shares of estream, Inc. common shares for each common share of estream Wireless Networks Inc with fractional shares being rounded up to the next whole share.

Agreement and Plan of Reorganization

     (b) The Consideration shall be allocated among the Stockholders in the proportion of their share ownership of the outstanding shares of EWN Common Stock at the Closing as set forth on the Schedule of Exceptions. It is intended that the delivery of the Consideration shall qualify as a tax-free exchange under the Code.

     (c) The Shares to be delivered at the Closing shall be fully paid and non-assessable and shall be free and clear of all liens, levies and encumbrances except that such shares shall be "restricted securities" pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended (the "1933 Act").

     (d) ESRTEAM shall deliver certificates evidencing the Shares to the Stockholders upon the surrender and delivery to ESTREAM of certificates representing all of such stockholder's issued and outstanding shares of EWN Common Stock; and the execution of this Agreement by the Stockholders with respect to their investment intent as set forth in Section 3.2.

     (e) In the event that any one or more Stockholders have not complied with the terms identified in Section 3.2 within six months following the Effective Date (a "Non-Complying Stockholder"), estream, Inc. reserves the right in its sole discretion at any time thereafter to cancel the Merger Consideration allocable to such Non-Complying Stockholder without notice, by payment to such Non-Complying Stockholder of the cash amount such Non-Complying Stockholder would have been entitled to receive had he exercised his right of dissent to this Agreement under Nevada law.

     Section 3.2 Delivery of EWN Securities. On the Closing Date, the holders of the EWN common shares shall deliver to ESTREAM (i) certificates or other documents evidencing all of the issued and outstanding EWN common shares, duly endorsed in blank or with executed stock power attached thereto in transferable form; and (ii) investment letters, the form of which is attached hereto as Exhibit “A”.

     Section 3.3 Events Prior to Closing. Upon execution hereof or as soon thereafter as practical, management of EWN and ESTREAM shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced herein below.

     Section 3.4 Closing. The closing of the transaction contemplated by this Agreement shall be as of the date in which (i) each party hereto has executed this Agreement; and (ii) all conditions to Closing referenced hereinabove, as well as in Articles V and VI below, have been satisfied or waived by the appropriate party and all documentation referenced herein is delivered to the respective party herein, unless a different date is mutually agreed to in writing by the parties hereto (the “Closing Date”). The ESTREAM shareholders’ meeting required by Section 7.21 shall take place following the Closing.

Agreement and Plan of Reorganization

Section 3.5 Termination.

     (a) This Agreement may be terminated by the board of directors of either EWN or ESTREAM at any time prior to the Closing Date if:

(i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

(ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions; or

(iii) the conditions described in Articles V or VI, below, as applicable, have not been satisfied in full.

In the event of termination pursuant to this subparagraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

     (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of ESTREAM if EWN shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of EWN contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days’ written notice thereof is given to EWN. If this Agreement is terminated pursuant to this subparagraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

     (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of EWN if ESTREAM shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of ESTREAM contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to ESTREAM. If this Agreement is terminated pursuant to this subparagraph (c) of Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

Agreement and Plan of Reorganization

     Section 3.6 Directors of ESTREAM. Upon the Closing, ESTREAM shall confirm that its board of directors consists of three (3), two of which are vacant. Director Jeffrey Chatfield shall appoint Jon D. Fondy as director for the company to fill an existing vacancy. Jeffrey Chatfield and John D. Fondy shall remain as directors of the company until the ESTREAM shareholders meeting held pursuant to section 7.21 of this Agreement. The remaining one (1) seat on the board shall remain vacant until later filled by proper actions of the board of directors and shareholders of the company.

ARTICLE IV

SPECIAL COVENANTS

     Section 4.1 Access to Properties and Records. EWN and ESTREAM will each afford to the officers and authorized representatives of the other full access to the properties, books and records of EWN and ESTREAM, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of EWN and ESTREAM, as the case may be, as the other shall from time to time reasonably request.

     Section 4.2 Availability of Rule 144. Each of the parties acknowledge that the stock of ESTREAM to be issued pursuant to this Agreement will be “restricted securities,” as that term is defined in Rule 144 and/or Regulation S as promulgated pursuant to the Securities Act. ESTREAM is under no obligation to register such shares under the Securities Act, or otherwise. Notwithstanding the foregoing, however, following the Closing Date, ESTREAM will use its best efforts to: (a) make publicly available on a regular basis not less than semi-annually, business and financial information regarding ESTREAM so as to make available to the shareholders of ESTREAM the provisions of Rule 144 pursuant to subparagraph (c)(2) thereof; and (b) within ten (10) days of any written request of any stockholder of ESTREAM, ESTREAM will provide to such stockholder written confirmation of compliance with such of the foregoing subparagraph as may then be applicable. The stockholders of ESTREAM holding restricted securities of ESTREAM as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

     Section 4.3 Information for ESTREAM Public Reports. EWN will furnish ESTREAM with all information concerning EWN and the EWN Stockholders, including all financial statements, required for inclusion in any registration statement or public report intended to be filed by ESTREAM pursuant to the Securities Act, the Exchange Act, or any other applicable federal or state law. EWN covenants that all information so furnished for either such registration statement or other public release by ESTREAM, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

Agreement and Plan of Reorganization

     Section 4.4 Third Party Consents. EWN and ESTREAM agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.5 Actions Prior to Closing.

(a) From and after the date of this Agreement until the Closing Date and except as set forth in the EWN or ESTREAM Schedules or as permitted or contemplated by this Agreement, the parties hereto will each use its best efforts to:

(i) carry on its business in substantially the same manner as it has heretofore;

(ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

(v) maintain and preserve its business organization intact, retain its key employees and maintain its relationship with its material suppliers and customers; and

(vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all provincial, federal and state laws and all rules, regulations and orders imposed by provincial, federal or state governmental authorities.

(vii) utilize its best efforts in order to establish and/or maintain a trading market for ESTREAM’ s common stock on a U.S. over the counter market.

(viii) From and after the date of this Agreement until the Closing Date, neither EWN nor ESTREAM will, without the prior consent of the other party:

(ix) except as otherwise specifically set forth herein, make any change in their respective articles of incorporation or bylaws;

(x) declare or pay any dividend on its outstanding shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

Agreement and Plan of Reorganization

(xi) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers;

(xii) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock; or

(xiii) purchase or redeem any shares of its capital stock, except as disclosed herein.

Section 4.6 Indemnification.

     (a) EWN hereby agrees to indemnify ESTREAM and each of the officers, agents and directors of ESTREAM as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy by EWN appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months.

     (b) ESTREAM and its officers and directors hereby agree to indemnify EWN and each of the officers, agents, directors and current shareholders of EWN as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4(b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF ESTREAM

     The obligations of ESTREAM under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.1 Accuracy of Representations. The representations and warranties made by EWN in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and EWN shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by EWN prior to or at the Closing. ESTREAM shall be furnished with a certificate, signed by a duly authorized officer of EWN and dated the Closing Date, to the foregoing effect.

Agreement and Plan of Reorganization

     Section 5.2 Officer’s Certificate. ESTREAM shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of EWN to the effect that: (a) the representations and warranties of EWN set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Closing Date; (b) EWN has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Closing Date; (c) since the date of EWN’s incorporation there has not been any materially adverse change in the business, prospects, properties or financial condition of EWN; (d) since such date and other than as previously disclosed to ESTREAM, EWN has not entered into any material transaction other than transactions which are usual and in the ordinary course of its business; and (e) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of EWN, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the EWN Schedules, by or against EWN which might result in any material adverse change in any of the assets, properties, business or operations of EWN.

     Section 5.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of EWN.

     Section 5.4 Other Items. ESTREAM shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as ESTREAM may reasonably request.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF EWN

     The obligations of EWN under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

     Section 6.1 Accuracy of Representations. The representations and warranties made by ESTREAM in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and ESTREAM shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by ESTREAM prior to or at the Closing. EWN shall have been furnished with a certificate, signed by a duly authorized executive officer of ESTREAM and dated the Closing Date, to the foregoing effect.

Agreement and Plan of Reorganization

     Section 6.2 Officer’s Certificate. EWN shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of ESTREAM to the effect that: (a) the representations and warranties of ESTREAM set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Closing Date; (b) ESTREAM has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Closing Date; (c) since the date of ESTREAM’s audited Balance Sheet of December 31, 2001, there has not been any materially adverse change in the business, prospects, properties or financial condition of ESTREAM; (d) since such date, ESTREAM has not entered into any material transaction other than transactions which are usual and in the ordinary course of its business; and (e) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of ESTREAM, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the ESTREAM Schedules, by or against ESTREAM which might result in any material adverse change in any of the assets, properties, business or operations of ESTREAM.

     Section 6.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of ESTREAM.

     Section 6.4 Compliance with Reporting Requirements. As of the Closing Date, ESTREAM shall be current in and in compliance with all requirements of all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     Section 6.5 Other Items. EWN shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as EWN may reasonably request.

ARTICLE VII

MISCELLANEOUS

     Section 7.1 Brokers and Finders. Except as stated in Schedule 7.1, each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder’s fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Agreement and Plan of Reorganization

     Section 7.2 Law, Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.

     Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to EWN:	Mr. Jon D. Fondy
C/o estream Wireless Networks, Inc.
3375 South Aldebaran, Suite A
Las Vegas, NV 89102

If to ESTREAM:	Mr. Jeffrey Chatfield
11650 Iberia Pl., Suite 201
San Diego, Ca. 92128

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

     Section 7.4 Attorneys’ Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 7.5 xcept as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 7.9 Survival; Termination. Except as otherwise provided herein, the representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

     Section 7.10 Counterparts Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

     Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 7.12 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     Section 7.13 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefore.

Agreement and Plan of Reorganization

     Section 7.14 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     Section 7.15 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     Section 7.16 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

     Section 7.17 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     Section 7.18 Failure of Conditions; Termination. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

     Section 7.19 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof

     Section 7.20 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     Section 7.21 Shareholder Meeting following Closing. In addition to the obligations contained herein, as soon as practicable after the signing of this Agreement and after Closing, all parties to this Agreement shall cooperate to see that a meeting of the shareholders of ESTREAM be held at which the ESTREAM shareholders shall adopt and approve any necessary amendments to the ESTREAM Articles of Incorporation, ratify the execution of this Agreement and Plan of Reorganization, elect new directors or affirm the interim Board of Directors appointed to fill vacancies, and any other appropriate matters.

Agreement and Plan of Reorganization

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

Estream, Inc., a Nevada corporation

By: ____________________________
Jeffrey Chatfield
Its: President

Estream Wireless Networks, Inc., a Nevada
corporation

By: ______________________________
Jon D. Fondy
Its: President

EXHIBIT “A”

FORM OF INVESTMENT LETTERS

INVESTMENT LETTER

Estream, Inc.
11650 Iberia Pl., Suite 201
San Diego, Ca. 92128

Gentlemen:

The undersigned herewith deposits certificate(s) for shares of common stock of Estream Wireless Networks, Inc., a Nevada corporation, (“EWN”), as described below (endorsed, or having executed stock powers attached) in acceptance of and subject to the terms and conditions of that certain Agreement and Plan of Reorganization (the “Agreement”), between Estream, Inc., a Nevada corporation (“ESTREAM” or the “Company”) and EWN, dated July 01, 2002, receipt of which is hereby acknowledged, in exchange for shares of common stock of ESTREAM (the “Exchange Shares”). If any condition precedent to the Agreement is not satisfied within the relevant time parameters established in Agreement (or any extension thereof), the certificate(s) are to be returned to the undersigned.

The undersigned hereby represents, warrants, covenants and agrees with you that, in connection with the undersigned’s acceptance of the Exchange Shares and as of the date of this letter:

     1. The undersigned is aware that his, her or its acceptance of the Exchange Shares is irrevocable, absent an extension of the Expiration Date of any material change to any of the terms and conditions of the Agreement.

     2. The undersigned warrants full authority to deposit all shares referred to above and ESTREAM will acquire a good and unencumbered title thereto.

     3. The undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of the undersigned.

     4. By execution hereof, the undersigned hereby confirms that the ESTREAM common stock to be received in exchange for EWN common stock (the “Securities”), will be acquired for investment for the undersigned’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. By execution hereof, the undersigned further represents the undersigned does not have any

______________
___________, 2002

contract, undertaking, agreement or arrangement with any third party, with respect to any of the Securities.

     5. The undersigned understands that the Securities are being issued pursuant to available exemption thereto and have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or under any state securities laws. The undersigned understands that no registration statement has been filed with the United States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to a holder such as the undersigned by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming. The undersigned understands that he/she/it cannot sell the Securities unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available, In this connection the undersigned understands that the Company has advised the Transfer Agent for the Common Shares to be issued to US residents that the Securities are “restricted securities” under the 1933 Act and that they may not be transferred by the undersigned to an person without the prior consent of the Company, which consent of the Company will require an opinion of counsel to the effect that, in the event the Securities are not registered under the 1933 Act, any transfer as may be proposed by the undersigned must be entitled to an exemption from the registration provisions of the 1933 Act. To this end, the undersigned acknowledges that a legend to the following effect will be placed upon the certificate representing the Securities and that the Transfer Agent has been advised of such facts:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, ANT) MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR IF AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE

COMPANY.

     The undersigned understands that the foregoing legend on his/her/its certificate for the Common Shares limits their value, including their value as collateral.

(The Balance of this Page Intentionally Left Blank)

____________________
______________, 2002

     In Witness Whereof, the undersigned has duly executed this Investment Letter as of the date indicated hereon.

Dated: ______________, 2002
Very truly yours,

(signature)

(print name in full)

(street address)

(city, state, zip)

(social security number or
employer identification number)